                                 (EXHIBIT 10.36)


                                    GUARANTY


          THIS GUARANTY ("Guaranty") is entered into as of the _____ day of July, 1995, by The Kushner-Locke Company ("Guarantor") in favor of Banque Paribas, Los Angeles Agency ("Bank"), with reference to the following:

          A. Dayton Way Pictures III, Inc. ("Borrower") and Bank have entered into a Loan and Security Agreement, dated as of July __, 1995 (said Loan and Security Agreement, as it may hereafter be modified, amended, extended and restated from time to time, being referred to herein as the "Loan Agreement"), pursuant to which Bank has agreed to advance certain funds to Borrower in the aggregate principal amount of One Million Nine Hundred Eighty-Three Thousand Three Hundred Thirty-Three Dollars (US$1,983,333.00) (the "Loan") to be used in payment of certain costs of production of the motion picture entitled "Freeway".

          B. Pursuant to an agreement between Borrower and Guarantor, Guarantor assigned the rights to the Picture and agreed to finance certain costs of production of the Picture.

          C. It is a condition precedent to the making of the Loan by Bank under the Loan Agreement that Guarantor execute and deliver this Guaranty to Bank.

          D. Capitalized terms used herein without definition shall have the meanings ascribed them in the Loan Agreement.

          NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor unconditionally agrees to guarantee the Guarantied Obligations (as hereinafter defined) in accordance with the following terms and conditions:

          Until all of the Obligations in favor of Bank arising under or with respect to the Loan Agreement are repaid in full and the Commitment Period has terminated, Guarantor hereby unconditionally and irrevocably guaranties the due and punctual payment of all obligations in favor of Bank arising under or with respect to the Loan Agreement up to an amount equal to fifty percent (50%) of the Indebtedness of Borrower to Bank under the Loan Agreement (the "Guarantied Obligations"), upon [the date which is six (6) months after delivery of the Picture to Kushner-Locke International, Inc.], and agrees to pay, in addition to the Guarantied Obligations, any and all costs and expenses (including fees and disbursements of outside counsel) incurred by Bank in enforcing any rights under this Guaranty. In furtherance of the foregoing and not in limitation of any other right which Bank may have at law or in equity against Guarantor by virtue hereof, upon the failure of Borrower to pay any of the Guarantied Obligations when and as the same become due, as aforesaid, Guarantor will, within ten (10) days after written demand therefor, pay, or cause to be paid, in cash, to Bank, an amount equal to all Guarantied Obligations then owed to Bank, subject to any defenses thereto which Borrower may have (if any) under the Loan Agreement.

          Guarantor further agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by Bank to any of the security held for payment of any of the Guarantied Obligations or to any balance of any deposit account or credit on the books of Bank in favor of Borrower or any other Person.

          Guarantor agrees that the Guarantied Obligations may be rescinded, waived, extended, renewed or altered, in whole or in part, without notice or further assent from it, and that Guarantor will remain bound by this Guaranty notwithstanding any such rescission, waiver, extension, renewal or alteration of any Guarantied Obligation.

          Guarantor waives presentment, demand and protest of any Guarantied Obligation and also waives notice of protest for nonpayment. Without limiting the generality of the foregoing and to the fullest extent permitted by law, Guarantor hereby waives and relinquishes any and all rights, defenses and benefits arising under California Commercial Code Section 3605, California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2850, 2899 and 3433, and all other rights, defenses and benefits limiting the liability of or exonerating guarantors or sureties offered by law as well as the benefits of Sections 580a-580d and 726 of the California Code of Civil Procedure. The obligations of Guarantor under this Guaranty shall not be affected by:

          (a) the failure of Bank to assert any claim or demand or to enforce any right or remedy against Borrower under the provisions of the Loan Agreement, any other Loan Document or any instrument executed pursuant thereto or any other agreement or otherwise; or

          (b)  any extension or renewal of any provision of any thereof; or

          (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Loan Agreement, any other Loan Document, or any instrument or agreement executed pursuant thereto; or

          (d) Bank taking and holding security or collateral for the payment of this Guaranty, any other guaranties of the Guarantied Obligations or any other liabilities of Borrower or the Guarantied Obligations, and Bank exchanging, enforcing, waiving and releasing any such security or collateral; or

          (e) the failure to perfect any security interest in, or the release of, any of the security held by Bank for any of the Guarantied Obligations; or

          (f) the failure of Bank to exercise any right or remedy against any other guarantor of any of the Guarantied Obligations; or

          (g) Bank applying such security or collateral and directing the order or manner of sale thereof as in its discretion it may determine; or

          (h) Bank settling, releasing, compromising, collecting or otherwise liquidating the Guarantied Obligations and any security or collateral therefor in any manner, as Bank may determine.

          The obligations of Guarantor under this Guaranty shall not be subject to any reduction, limitation, defense (other than such defenses (if any) as Borrower may have under the Loan Agreement), setoff, recoupment, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guarantied Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guarantied Obligations or any discharge of Borrower from any of the Guarantied Obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligations of Guarantor under this Guaranty shall not be discharged or impaired or otherwise affected by any default, failure or delay, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of Guarantor or which would otherwise operate as a discharge of Guarantor as a matter of law or equity.

          Guarantor assumes the risk of keeping informed concerning the financial condition of Borrower and all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations and further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guarantied Obligation is rescinded or must otherwise be restored by Bank upon the bankruptcy or reorganization of Borrower, or any other Person or otherwise.

          Guarantor hereby irrevocably waives with respect to Borrower, its successors and assigns and any other person, including other guarantors, who may have similar rights against Borrower, any and all rights of subrogation, reimbursement, exoneration, contribution or setoff, any and all rights to participate in any claim or remedy of Bank against Borrower or any collateral, and any and all other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated or to a holder or transferee against a maker, and which Guarantor may have or hereafter acquire against Borrower or any such other person by contract, at law or in equity in connection with or as a result of

Guarantor's execution, delivery and/or performance of this Guaranty or any other Loan Document. Guarantor shall not at any time hereafter have or assert any such claims or rights against Borrower, its successors and assigns or any such other persons either directly or as an attempted setoff to any action commenced against Guarantor by Borrower, Bank or any other person. Guarantor hereby acknowledges and agrees that this waiver is intended to be for the benefit of Borrower, as a third party beneficiary, as well as for the benefit of Bank. Therefore, the waiver set forth herein shall remain at all times hereafter in full force and effect, and may be enforced by Borrower in its own name and right, notwithstanding that all indebtedness and obligations of Borrower to Bank arising under the Loan Documents have been repaid in full.

          Guarantor acknowledges that all of the waivers and consents set forth herein are freely granted, after consultation with competent counsel, since it is Guarantor's purpose and intent that all of Guarantor's obligations hereunder be absolute, independent and unconditional under any and all circumstances.

          Guarantor represents and warrants that:

          (i) Guarantor is a corporation duly organized and existing in good standing under the laws of the State of California, respectively, and in each other jurisdiction in which each transacts business, has all requisite corporate power to own and operate its property and to carry on its business as now conducted and as proposed to be conducted. Guarantor has all necessary corporate or legal power and authority to enter into this Guaranty and to perform its obligations and undertakings hereunder.

          (ii) There is no action, suit, investigation or proceeding pending or, to the best knowledge of Guarantor after due inquiry, threatened against or affecting Guarantor, any of its subsidiaries, or any properties or rights of any of such corporations or entity, before any court, arbitrator or administrative or governmental body, which might reasonably be expected to result, individually or in the aggregate, in any material adverse change in the business, condition or operations of Guarantor or any of its subsidiaries taken as a whole, or seeks to restrain, enjoin, prevent the consummation of or otherwise questions the validity or legality of this Guaranty or any action taken or to be taken pursuant hereto and, to the best knowledge or Guarantor, there is no valid basis for any such action, proceeding or investigation.

          (iii) Neither the execution nor delivery of this Guaranty, nor the fulfillment and compliance with the terms and conditions hereof, will (A) conflict with, or result in a breach or violation of, or constitute a default under, any of the terms, conditions or provisions of (x) the articles of incorporation, bylaws (if any) or any other organizational documents of Guarantor or any of its subsidiaries, or (y) any term of any material agreement, instrument, order, writ, judgment or decree to which Guarantor or any of its subsidiaries is a party or by which its properties or assets are bound, or (z) any present statute, rule or regulation binding on Guarantor or any of its subsidiaries, or (B) result in the creation of any lien upon any of the properties or assets of Guarantor or any of its subsidiaries under any agreement referred to in clause (y) above.

          No delay or omission by Bank to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Bank. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default.

          In addition to all rights of setoff given to Bank by law against any property of Borrower or of Guarantor, Bank and each subsequent holder of the promissory note delivered to Bank pursuant to the Loan Agreement shall have a right of setoff against all property of Guarantor now or hereafter in the physical possession of or on deposit with Bank or such subsequent holder, whether held in a general or special account, on deposit for safekeeping, evidenced by a certificate of deposit or otherwise (but not trust accounts). Each such right of setoff may be enforced or exercised without demand upon or notice to Guarantor, shall continue in full force unless specifically waived by Bank or such subsequent holder in writing and shall not be deemed waived by any conduct of Bank or such subsequent holder, by any failure of Bank or such subsequent holder to exercise any such right of setoff or by any neglect or delay in so doing. Pending any such setoff or application Bank or such subsequent holder may hold all such property and deposits as collateral and return as unpaid any and all checks drawn against such deposits which are presented for payment.

          To the extent that any underlying Guarantied Obligation is not bearing interest, payments not made when due hereunder by Guarantor to Bank on account of such Guarantied Obligation shall bear interest from the due date hereunder until paid to Bank at the Default Rate specified in the Loan Agreement. Guarantor shall also, upon demand, indemnify Bank against and pay to Bank (1) any and all outside attorneys' fees, costs and other expenses that Bank actually expends or incurs in collecting or compromising the Guarantied Obligations or in enforcing this Guaranty against Guarantor, whether or not suit is filed, including, without limitation, all costs, attorneys' fees and expenses actually expended or incurred by Bank in connection with, or in defense of, any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving Guarantor, Borrower or any other person that in any way affects the exercise by Bank of its rights and remedies hereunder and (2) any and all amounts which Bank at any time returns to Borrower or to Borrower's trustee in bankruptcy, whether voluntarily or involuntarily and whether or not suit is filed, in response to any claim that Bank had theretofore received preferential payments or transfers in fraud of creditors within the meaning of any bankruptcy, insolvency or other similar law, now or hereafter existing. As used herein attorneys' fees "actually expended or incurred" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

          Subject to any duty of Bank imposed by contract or by law and subject to he direction of a court of competent jurisdiction, upon payment in full of the Guarantied Obligations Guarantor shall be entitled to the release of all security interests in any and all collateral given to Bank by Guarantor to secure this Guaranty and to the return of any and all such collateral which is in the possession of Bank; PROVIDED, however, that Bank shall not be obligated to return such collateral to Guarantor, to deliver the same to the holder of any subordinate lien or to release any of Bank's security interests therein until it is satisfied, in its sole and absolute discretion, that all amounts which it has received in respect of the Guarantied Obligations are no longer subject to being recaptured under any applicable bankruptcy, insolvency or similar laws. The return of collateral, however effected, shall be without recourse to Bank, and Bank shall be entitled to receive appropriate documentation to such effect. The return of such collateral shall be effected without representation or warranty and shall not entitle Guarantor to any right to any endorsement.

          This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Bank and, in the event of any transfer or assignment of rights by Bank, the rights and privileges herein conferred upon Bank shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          This Guaranty, and any instrument or agreement required hereunder, shall be governed by, and construed and enforced in accordance with, the laws of the State of California. Guarantor hereby agrees that any legal action or proceeding arising under or with respect to this Guaranty or any other agreement, document or other instrument executed in connection herewith or pursuant hereto, or any action or proceeding to execute or otherwise enforce any judgment obtained against Guarantor or any of its properties may be brought in the courts of the State of California or in the Federal Courts of the United States for the Central District of California, provided always that suit also may be brought in the courts of any country or place where Guarantor or any of its assets may be found, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably waives any objection which Guarantor may now or hereafter have to the venue of any such suit, action or proceeding brought in the courts of the State of California or in the Federal Courts of the United States for the Central District of California, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Service of all writs, processes and summonses in any action, suit or proceeding instituted by Bank in any of the courts of the State of California or of the United States of America may be made upon Guarantor by any means permitted by law, and to the extent permitted by law, by the mailing of copies of the same to Guarantor, enclosed in registered or certified mail cover, at the address designated for Guarantor below its signature hereto.

Guarantor consents to service of process in accordance with California law and hereby appoints Bruce Lilliston, Esq. as agent for service of process.

          This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall be deemed to constitute but one and the same instrument.

          IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guaranty to be duly executed as of the day and year first written above.

                                   THE KUSHNER-LOCKE COMPANY, INC.


                                   By:       [Signature of Donald Kushner]
                                       --------------------------------------
                                   Its:
                                       --------------------------------------


                                   NOTICE ADDRESS:
                                   11061 Wilshire Blvd, 21st Floor
                                   Los Angeles, California 90025
                                   Attention:  Mr. Donald Kushner
                                   Telecopy:  (310) 445-1191